Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

Global Power Equipment Group Inc.

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2011, relating to the consolidated financial statements and schedule of Global Power Equipment Group Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ BDO USA, LLP
BDO USA, LLP
Dallas, Texas

June 7, 2011